FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 5, 2015	Adam Hanks 318.340.5927
adam.hanks@centurylink.com

CENTURYLINK REPORTS SECOND QUARTER 2015 RESULTS
Achieved operating revenues of $4.42 billion, including core revenues1 of $4.02 billion
Generated operating cash flow2 of $1.62 billion, excluding special items
Generated free cash flow2, excluding special items, of $562 million
Achieved Adjusted Net Income2 of $308 million and Adjusted Diluted EPS2 of $0.55, excluding special items
Added more than 8,400 PrismTM TV customers during second quarter
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported results for second quarter 2015.
“CenturyLink’s results for the second quarter were below our forecast and Street consensus, primarily due to continued pressure on wholesale revenues and higher employee and benefit costs,” said Glen F. Post III, chief executive officer and president. “While we are disappointed with the financial results for this quarter, we are positioning CenturyLink to drive stronger sales, strategic revenue growth and improved operating cash flow in the months ahead.

“The sales force realignment that we completed earlier this year is gaining traction and beginning to positively impact our results. For example, the improvement in sales to business customers that began in March continued throughout the quarter, resulting in 15% sequential growth in Business sales compared to first quarter sales. In addition, we exited the second quarter with a strong funnel of sales opportunities, which has continued to grow.

“While our path to revenue and cash flow growth is taking longer than we initially anticipated, we remain confident that we have the right assets and strategies to drive long-term revenue growth. We also have taken action to lower our planned capital investment and operating costs for the second half of 2015 to align with our current level of revenue generation,” Post concluded.

1 Core revenues defined as strategic revenues plus legacy revenues (excludes data integration and other revenues), as described further in the attached schedules.
2 See attachments for non-GAAP reconciliations.

Second Quarter 2015 Highlights

•
Achieved core revenues of $4.02 billion in second quarter 2015; revenue from high-bandwidth data services provided to business customers, including MPLS[3], Ethernet and Wavelength, grew more than 10% year-over-year.

•	Generated free cash flow of $562 million, excluding special items.

•	Added approximately 8,400 CenturyLink® PrismTM TV customers during second quarter 2015, ending the period with approximately 258,000 customers.

•	Ended the quarter with more than 6.1 million high-speed Internet customers, a decrease of approximately 9,200 customers in second quarter 2015 due to typical seasonality.

•	Purchased and retired an additional 2.5 million shares of CenturyLink common stock for nearly $90 million during second quarter 2015.
Consolidated Financial Results
Operating revenues for second quarter 2015 were $4.42 billion compared to $4.54 billion in second quarter 2014. The strength in Consumer strategic revenues partially offset the declines in low bandwidth data services and data integration revenues, as well as the decline in legacy revenues4 primarily driven by access line losses, lower long distance revenues and the continued decline in access revenues. The growth of strategic revenues was primarily due to continued business customer demand for high-bandwidth data services, along with year-over-year growth in high-speed Internet and CenturyLink® PrismTM TV customers and select price increases.
Operating expenses, excluding special items, increased to $3.84 billion from $3.82 billion in second quarter 2014. The year-over-year increase was primarily driven by higher employee benefit expenses, PrismTM TV and other costs, which were partially offset by lower customer premise equipment costs (related to lower data integration revenues) and lower depreciation and amortization expenses.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.62 billion from $1.81 billion in second quarter 2014. For second quarter 2015, CenturyLink achieved an operating cash flow margin, excluding special items, of 36.8% versus 39.9% in second quarter 2014. These decreases were primarily driven by the decline in higher-margin legacy revenues and the higher operating expenses described above. The Company expects operating cash flow margins to improve in the second half of 2015 compared to second quarter 2015.
Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS)
Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.
Excluding the items outlined above, CenturyLink’s Adjusted Net Income for second quarter 2015 was $308 million compared to Adjusted Net Income of $408 million in second quarter 2014. Second quarter 2015 Adjusted Diluted EPS was $0.55 compared to $0.72 in the year-ago period due to lower operating cash flow partially offset by lower depreciation and amortization and the impact of the lower number of shares outstanding due to share repurchases since second quarter 2014. See the attached schedules for additional information.

3 Multi-Protocol Label Switching
4 Beginning first quarter 2015, certain revenues were reclassified between strategic services and legacy services. All historical periods have been restated to reflect this change.

GAAP Results - Second Quarter
Under generally accepted accounting principles (GAAP), net income for second quarter 2015 was $143 million compared to a net income of $193 million for second quarter 2014, and diluted earnings per share was $0.26 for second quarter 2015 compared to $0.34 for second quarter 2014.
Additional details regarding the Company’s special items for the three months ended June 30, 2015 and 2014 are provided in the accompanying financial schedules.
Segment Financial Results5
Business
The Business segment continued to experience solid demand for high-bandwidth data services in the second quarter of 2015.

•	High-bandwidth data services revenues from retail business customers grew 12.5% year-over-year.

•	Strategic revenues were $1.57 billion in the quarter, a 0.4% decrease from second quarter 2014, primarily due to continued declines in low-bandwidth data services.

•
Total revenues were $2.66 billion, a decrease of 4.6% from second quarter 2014, due to lower legacy, low-bandwidth data services and data integration revenues, which were partially offset by growth in high-bandwidth revenues.

•
Business segment margin declined to 42.6% from 45.6% a year ago primarily due to the continued decline in legacy and low-bandwidth data services revenue, along with higher sales employee-related expenses.

Consumer
The Consumer segment achieved strong year-over-year strategic revenue growth driven primarily by increased high-speed Internet and CenturyLink® PrismTM TV customers, along with select price increases.

•	Strategic revenues were $758 million in the quarter, a 6.9% increase over second quarter 2014.

•	Total revenues were $1.50 billion for second quarter 2015, flat compared to second quarter 2014.

•	Added approximately 8,400 CenturyLink® PrismTM TV customers during second quarter 2015 and launched service in three new markets, ending the quarter with 2.6 million addressable homes.
Connect America Fund Phase 2 (CAF Phase 2)
On April 29, 2015, the Federal Communications Commission (FCC) formally offered potential support payments to price cap carriers, under CAF Phase 2 of the Connect America and Intercarrier Compensation Reform order, to build and operate a network capable of providing high-speed broadband services to underserved areas. CenturyLink is eligible for up to $514 million per year for the next six years to provide services to approximately 1.2 million locations in certain of its markets subject to the terms of this FCC order.
At this time, CenturyLink estimates that it will accept at least $300 million of the available support and continues to evaluate the remaining opportunity for support funding of approximately $200 million. The Company expects to complete its financial evaluation and notify the FCC of its ultimate decision on the level of support funding on or before the August 27, 2015 FCC notification deadline. In markets where the Company accepts the CAF Phase 2 funding, net distributions are expected to begin in September or October 2015 and will be retroactive to the first of the year.

5 All references to segment data herein reflect certain adjustments described in the attached schedules.

Guidance — Third Quarter and Full-Year 2015
Excluding any impact of CAF Phase 2, the Company expects third quarter 2015 operating revenues, core revenues and operating cash flow to be higher compared to second quarter 2015 primarily driven by growth in strategic services revenues and select price increases.

Third Quarter 2015 (excluding special items and CAF Phase 2)

Operating Revenues	$4.42 to $4.47 billion
Core Revenues	$4.02 to $4.07 billion
Operating Cash Flow	$1.62 to $1.67 billion
Adjusted Diluted EPS	$0.53 to $0.58

The Company anticipates the potential incremental impact of CAF Phase 2 on the guidance provided above to be an additional $20-$150 million of operating revenues and operating cash flow and an additional $0.03-$0.16 of Adjusted Diluted EPS in third quarter 2015, with the actual amounts to be determined by the ultimate level of CAF Phase 2 funding accepted by the Company. See our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 for a further description of our rights and obligations under the CAF Phase 2 program.

For the full-year 2015, the Company has updated its guidance issued on February 11, 2015 to reflect year-to-date results as well as current expectations for the remainder of the year. Excluding any impact of CAF Phase 2, guidance for full-year 2015 total operating and core revenues has been lowered reflecting first half 2015 actual results, along with the anticipated impact of continued pressure on hosting, wholesale private line and data integration revenues. Full-year 2015 operating cash flow and Adjusted Diluted EPS guidance has also been lowered due primarily to the reduction in revenues. The Company is not changing its previous guidance for free cash flow for full-year 2015, as the impact of the reduction in revenues is anticipated to be offset by planned reductions in operating costs and capital expenditures.

Full-Year 2015 (excluding special items and CAF Phase 2)

	Previous	Revised
Operating Revenues	$17.9 to $18.1 billion	$17.7 to $17.9 billion
Core Revenues	$16.25 to $16.45 billion	$16.1 to $16.25 billion
Operating Cash Flow	$6.8 to $7.0 billion	$6.7 to $6.85 billion
Adjusted Diluted EPS	$2.50 to $2.70	$2.35 to $2.55
Free Cash Flow	$2.5 to $2.7 billion	No Change
Capital Expenditures	~ $3.0 billion	~ $2.8 billion

The Company anticipates the potential incremental impact of CAF Phase 2 on the guidance provided above to be an additional $50-$200 million of operating revenues and operating cash flow and an additional $0.05-$0.21 of Adjusted Diluted EPS. Since any significant capital expenditures related to the CAF Phase 2 program are not expected to begin until 2016, the Company also expects an additional $30-$115 million of free cash flow in full-year 2015, with the actual amounts to be determined by the ultimate level of CAF Phase 2 funding accepted by the Company. See our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 for a further description of our rights and obligations under the CAF Phase 2 program.

All 2015 guidance figures and 2015 outlook statements included in this release (i) speak as of August 5, 2015 only, (ii) exclude the impact of any share repurchases made after June 30, 2015 and (iii) exclude the effects of special items, future impairment charges, future changes in regulation (including changes in the CAF Phase 2 program), future changes in tax laws or accounting rules, unforseen litigation or contingencies, integration expenses associated with major acquisitions, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, August 5, 2015. Interested parties can access the call by dialing 866-814-8485. The call will be accessible for replay through August 13, 2015, by dialing 888-266-2081 and entering the access code 1659105. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s website at www.centurylink.com through August 27, 2015. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income, Adjusted Diluted EPS and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.
About CenturyLink
CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit www.centurylink.com for more information.

Forward Looking Statements
Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change, including product displacement; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to use our net operating loss carryovers in projected amounts; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled companies; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; any adverse developments in legal or regulatory proceedings involving us; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-K for the year ended December 31, 2014, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of this release, and is based upon, among other things, the existing regulatory and technological environment, industry and competitive conditions, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended June 30, 2015				Three months ended June 30, 2014
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES*
Strategic	$2,332	—		2,332	2,289	—		2,289	1.9%	1.9%
Legacy	1,687	—		1,687	1,812	—		1,812	(6.9)%	(6.9)%
Data integration	142	—		142	187	—		187	(24.1)%	(24.1)%
Other	258	—		258	253	—		253	2.0%	2.0%
Total operating revenues	4,419	—		4,419	4,541	—		4,541	(2.7)%	(2.7)%

OPERATING EXPENSES
Cost of services and products	1,959	3	(1)	1,956	1,962	6	(3)	1,956	(0.2)%	—%
Selling, general and administrative	863	24	(1)	839	831	59	(3)	772	3.9%	8.7%
Depreciation and amortization	1,048	—		1,048	1,093	—		1,093	(4.1)%	(4.1)%
Total operating expenses	3,870	27		3,843	3,886	65		3,821	(0.4)%	0.6%

OPERATING INCOME	549	(27)		576	655	(65)		720	(16.2)%	(20.0)%

OTHER INCOME (EXPENSE)
Interest expense	(327)	—		(327)	(325)	—		(325)	0.6%	0.6%
Other income (expense), net	12	—		12	(7)	(14)	(4)	7	(271.4)%	71.4%
Income tax expense	(91)	10	(2)	(101)	(130)	25	(5)	(155)	(30.0)%	(34.8)%
NET INCOME	$143	(17)		160	193	(54)		247	(25.9)%	(35.2)%
BASIC EARNINGS PER SHARE	$0.26	(0.03)		0.29	0.34	(0.10)		0.43	(23.5)%	(32.6)%
DILUTED EARNINGS PER SHARE	$0.26	(0.03)		0.29	0.34	(0.09)		0.43	(23.5)%	(32.6)%

AVERAGE SHARES OUTSTANDING
Basic	558,640			558,640	567,915			567,915	(1.6)%	(1.6)%
Diluted	559,220			559,220	569,032			569,032	(1.7)%	(1.7)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%
SPECIAL ITEMS
(1) -	Includes severance costs associated with recent headcount reductions ($19 million) and integration costs associated with our acquisition of Qwest ($8 million).
(2) -	Income tax benefit of Item (1).
(3) -
Includes severance costs associated with reduction in force initiatives ($33 million), integration and retention costs associated with our acquisition of Qwest ($14 million) and the impairment of two office buildings ($18 million).

(4) -	Impairment of a non-operating investment ($14 million).
(5) -	Income tax benefit of Item (3).

*
During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Six months ended June 30, 2015				Six months ended June 30, 2014
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	items		(Non-GAAP)	reported	items		(Non-GAAP)	as reported	items
OPERATING REVENUES *
Strategic	$4,652	—		4,652	4,560	—		4,560	2.0%	2.0%
Legacy	3,422	—		3,422	3,651	—		3,651	(6.3)%	(6.3)%
Data integration	281	—		281	361	—		361	(22.2)%	(22.2)%
Other	515	—		515	507	—		507	1.6%	1.6%
	8,870	—		8,870	9,079	—		9,079	(2.3)%	(2.3)%

OPERATING EXPENSES
Cost of services and products	3,870	6	(1)	3,864	3,897	10	(3)	3,887	(0.7)%	(0.6)%
Selling, general and administrative	1,714	67	(1)	1,647	1,674	83	(3)	1,591	2.4%	3.5%
Depreciation and amortization	2,088	—		2,088	2,200	—		2,200	(5.1)%	(5.1)%
	7,672	73		7,599	7,771	93		7,678	(1.3)%	(1.0)%

OPERATING INCOME	1,198	(73)		1,271	1,308	(93)		1,401	(8.4)%	(9.3)%

OTHER INCOME (EXPENSE)
Interest expense	(655)	—		(655)	(656)	—		(656)	(0.2)%	(0.2)%
Other income, net	14	—		14	2	(14)	(4)	16	600.0%	(12.5)%
Income tax expense	(222)	22	(2)	(244)	(258)	36	(5)	(294)	(14.0)%	(17.0)%
NET INCOME	$335	(51)		386	396	(71)		467	(15.4)%	(17.3)%
BASIC EARNINGS PER SHARE	$0.60	(0.09)		0.69	0.69	(0.12)		0.82	(13.0)%	(15.9)%
DILUTED EARNINGS PER SHARE	$0.60	(0.09)		0.69	0.69	(0.12)		0.82	(13.0)%	(15.9)%

AVERAGE SHARES OUTSTANDING
Basic	560,304			560,304	571,225			571,225	(1.9)%	(1.9)%
Diluted	561,362			561,362	572,244			572,244	(1.9)%	(1.9)%

DIVIDENDS PER COMMON SHARE	$1.08			1.08	1.08			1.08	—%	—%
SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($32 million), integration costs associated with our acquisition of Qwest ($18 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

(2) -	Income tax benefit of Item (1).
(3) -
Includes severance costs associated with reduction in force initiatives ($52 million), integration and retention costs associated with our acquisition of Qwest ($25 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(4) -	Impairment of a non-operating investment ($14 million).
(5) -	Income tax benefit of Item (3).

*
During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2015 AND DECEMBER 31, 2014
(UNAUDITED)
(Dollars in millions)
	June 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$155	128
Other current assets	3,150	3,448
Total current assets	3,305	3,576

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	37,642	36,718
Accumulated depreciation	(19,553)	(18,285)
Net property, plant and equipment	18,089	18,433

GOODWILL AND OTHER ASSETS
Goodwill	20,758	20,755
Other, net	6,825	7,383
Total goodwill and other assets	27,583	28,138

TOTAL ASSETS	$48,977	50,147

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,519	550
Other current liabilities	3,278	3,368
Total current liabilities	4,797	3,918

LONG-TERM DEBT	18,834	20,121
DEFERRED CREDITS AND OTHER LIABILITIES	10,759	11,085
STOCKHOLDERS' EQUITY	14,587	15,023

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$48,977	50,147

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Six months ended	Six months ended
	June 30, 2015	June 30, 2014
OPERATING ACTIVITIES
Net income	$335	396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,088	2,200
Impairment of assets	8	32
Deferred income taxes	53	208
Provision for uncollectible accounts	84	63
Share-based compensation	38	42
Changes in current assets and liabilities, net	(93)	(364)
Retirement benefits	(19)	(102)
Changes in other noncurrent assets and liabilities, net	(11)	66
Other, net	(2)	(32)
Net cash provided by operating activities	2,481	2,509
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(1,272)	(1,401)
Proceeds from sale of property	26	—
Other, net	(12)	(18)
Net cash used in investing activities	(1,258)	(1,419)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	594	—
Payments of long-term debt	(506)	(121)
Net (payments) borrowings on credit facility and revolving line of credit	(405)	120
Dividends paid	(609)	(616)
Net proceeds from issuance of common stock	9	32
Repurchase of common stock	(277)	(493)
Other, net	(2)	1
Net cash used in financing activities	(1,196)	(1,077)
Net increase in cash and cash equivalents	27	13
Cash and cash equivalents at beginning of period	128	168
Cash and cash equivalents at end of period	$155	181

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)
(Dollars in millions)

	Three months ended June 30,*		Six months ended June 30,*
	2015	2014	2015	2014
Total segment revenues	$4,161	4,288	8,355	8,572
Total segment expenses	2,142	2,117	4,215	4,213
Total segment income	$2,019	2,171	4,140	4,359
Total segment income margin (segment income divided by segment revenues)	48.5%	50.6%	49.6%	50.9%

Business
Revenues
Strategic services	$1,574	1,580	3,156	3,149
Legacy services	943	1,022	1,920	2,055
Data integration	142	186	280	359
	2,659	2,788	5,356	5,563
Expenses
Total expenses	1,525	1,516	3,009	3,019

Segment income	$1,134	1,272	2,347	2,544
Segment income margin	42.6%	45.6%	43.8%	45.7%

Consumer
Revenues
Strategic services	$758	709	1,496	1,411
Legacy services	744	790	1,502	1,596
Data integration	—	1	1	2
	1,502	1,500	2,999	3,009
Expenses
Total expenses	617	601	1,206	1,194

Segment income	$885	899	1,793	1,815
Segment income margin	58.9%	59.9%	59.8%	60.3%

*
During the fourth quarter of 2014, we implemented a new organizational structure designed to strengthen our ability to attain our operational, strategic and financial goals. As a result of this reorganization, we now operate and report two segments in our consolidated financial statements.

During the first quarter of 2015, we determined that certain products and services associated with our acquisition of SAVVIS, Inc. are more closely aligned to legacy services than to strategic services. As a result, these operating revenues are now reflected as legacy services.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended June 30, 2015				Three months ended June 30, 2014
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$549	(27)	(1)	576	655	(65)	(2)	720
	Add: Depreciation and amortization	1,048	—		1,048	1,093	—		1,093
	Operating cash flow	$1,597	(27)		1,624	1,748	(65)		1,813

	Revenues	$4,419	—		4,419	4,541	—		4,541

	Operating income margin (operating income divided by revenues)	12.4%			13.0%	14.4%			15.9%

	Operating cash flow margin (operating cash flow divided by revenues)	36.1%			36.8%	38.5%			39.9%

Free cash flow
	Operating cash flow				$1,624				1,813
	Less: Cash paid for income taxes, net of refunds				(36)				(13)
	Less: Cash paid for interest, net of amounts capitalized				(384)				(407)
	Less: Capital expenditures (3)				(654)				(723)
	Add: Other income				12				7
	Free cash flow (4)				$562				677

SPECIAL ITEMS
(1) -	Includes severance costs associated with recent headcount reductions ($19 million) and integration costs associated with our acquisition of Qwest ($8 million).
(2) -
Includes severance costs associated with reduction in force initiatives ($33 million), integration and retention costs associated with our acquisition of Qwest ($14 million) and the impairment of two office buildings ($18 million).

(3) -	Excludes $2 million in second quarter 2015 and $8 million in second quarter 2014 of capital expenditures related to the integration of Qwest and Savvis.
(4) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Six months ended June 30, 2015				Six months ended June 30, 2014
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Operating cash flow and cash flow margin
	Operating income	$1,198	(73)	(1)	1,271	1,308	(93)	(2)	1,401
	Add: Depreciation and amortization	2,088	—		2,088	2,200	—		2,200
	Operating cash flow	$3,286	(73)		3,359	3,508	(93)		3,601

	Revenues	$8,870	—		8,870	9,079	—		9,079

	Operating income margin (operating income divided by revenues)	13.5%			14.3%	14.4%			15.4%

	Operating cash flow margin (operating cash flow divided by revenues)	37.0%			37.9%	38.6%			39.7%

Free cash flow
	Operating cash flow				$3,359				3,601
	Less: Cash paid for income taxes, net of refunds				(41)				(23)
	Less: Cash paid for interest, net of amounts capitalized				(654)				(672)
	Less: Capital expenditures (3)				(1,267)				(1,385)
	Add: Other income				14				16
	Free cash flow (4)				$1,411				1,537

SPECIAL ITEMS
(1) -
Includes severance costs associated with recent headcount reductions ($32 million), integration costs associated with our acquisition of Qwest ($18 million), the impairment of office buildings ($8 million) and regulatory fines associated with a 911 system outage ($15 million).

(2) -
Includes severance costs associated with reduction in force initiatives ($52 million), integration and retention costs associated with our acquisition of Qwest ($25 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(3) -	Excludes $5 million in 2015 and $16 million in 2014 of capital expenditures related to the integration of Qwest and Savvis.
(4) -	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
BUSINESS REVENUES AND OPERATING METRICS
(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Business Segment Revenue Detail	(In millions)
Revenues
High-bandwidth data services (1)	$697	632	1,384	1,249
Hosting services (2)	319	329	637	657
Other strategic services (3)	42	22	86	25
Low-bandwidth data services (4)	516	597	1,049	1,218
Legacy voice services	649	700	1,320	1,411
Other legacy services	294	322	600	644
Data integration	142	186	280	359
Total revenues	$2,659	2,788	5,356	5,563

(1)	Includes MPLS, Ethernet and Wavelength revenue
(2)	See Hosting Services Detail below
(3)	Includes primarily VoIP, video, IT services and deferred revenue recognition
(4)	Includes private line and high-speed Internet revenue

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Hosting Services Detail (5)	(In millions)
Colocation	$156	158	312	319
Managed Hosting / Cloud	142	147	282	289
Hosting Area Network	21	24	43	49
Total Hosting Services	$319	329	637	657

(5)	Excludes Wide-Area Network (WAN) revenue previously reported in total Hosting revenue.

		As of	As of	As of
		June 30, 2015	March 31, 2015	June 30, 2014
Hosting Data Center Metrics
Number of data centers (6)		59	58	57
Sellable square feet, million sq ft		1.57	1.53	1.43
Billed square feet, million sq ft		1.01	0.93	0.93
Utilization		64%	61%	65%

(6)
We define a data center as any facility where we market, sell and deliver colocation services, managed hosting (including cloud hosting) services, multi-tenant managed services, or any combination thereof.

		As of	As of	As of
		June 30, 2015	March 31, 2015	June 30, 2014
Operating Metrics		(In thousands)
Broadband subscribers		6,108	6,117	6,055
Access lines		12,109	12,270	12,707
Prism subscribers		258	249	214

	Our methodology for counting broadband subscribers, access lines and Prism subscribers may not be comparable to those of other companies.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED JUNE 30, 2015 AND 2014 AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended		Six months ended
	June 30, 2015 (excluding special items)	June 30, 2014 (excluding special items)	June 30, 2015 (excluding special items)	June 30, 2014 (excluding special items)

Net income *	$160	247	386	467

Add back:
Amortization of customer base intangibles:
Qwest	202	216	407	435
Embarq	24	30	49	59
Savvis	16	16	31	31

Amortization of trademark intangibles	—	5	1	16

Amortization of fair value adjustment of long-term debt:
Embarq	2	2	3	3
Qwest	(6)	(12)	(12)	(24)

Subtotal	238	257	479	520
Tax effect of above items	(90)	(96)	(182)	(198)
Net adjustment, after taxes	148	161	297	322

Net income, as adjusted for above items	$308	408	683	789

Weighted average diluted shares outstanding	559.2	569.0	561.4	572.2

Diluted EPS (excluding special items)	$0.29	0.43	0.69	0.82

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.55	0.72	1.22	1.38

The above schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.